                                 Exhibit 10.20

                                   AGREEMENT


This agreement supersedes the similar agreement dated September 15, 1995, and is being entered into as of the 16th day of October, 1995, by and among BioFactors, Inc., a Delaware Corporation (the "Company"), Burton Kanter and Elliot Steinberg, investors in BioFactors, Inc. and members of its Board of Directors. In consideration of your waiving the present default on the unsecured loans to you and your affiliates totaling $54,450 and $237,660 of principal and $17,723.86 and $63,473.30 in accumulated interest as of June 30, 1995 for Burton Kanter and Elliot Steinberg, respectively and for agreeing to convert the principal amounts of such notes into Common Stock at the IPO and for re-scheduling payment of all principal and accrued interest until the earlier of the IPO or December 31, 1996 and, finally agreeing to leave individually your last $10,000 investment in the existing Bridge (it being agreed that no other Bridge Investor's notes will be prepaid at this time), and to induce your continuing service as directors, we agree to the following:

1. Burton Kanter and Elliot Steinberg will each receive 75,000 new options with an exercise price of $2.50 per share or 125,000 options with an exercise price of $5.00 per share, whichever you prefer. The option agreement shall contain a provision that the options will be fully transferable. Half of these options are to be vested and the remaining fifty percent shall vest in one year. The option become fully vested if the optionee is requested to resign as a member of the Board of Directors prior to the vesting date, for other his own misconduct. The Company, Burton Kanter and Elliott Steinberg will execute and deliver the Company's standard form option agreement, with appropriate changes to reflect the terms herein.

2. You both agree that the principal portion of your unsecured notes shall, without the need for further action on your part, be converted into Common Stock upon the closing of the Company's initial underwritten public offering at the per share price in the IPO. The shares will be subject to a lock-up period of 12 months and you agree to execute and deliver such form of lock-up agreement as you may be requested by the underwriter. If the IPO has not taken place by December 31, 1996, all outstanding principal and accrued interest shall be payable on that date.

3. Interest on your unsecured debt shall be re-computed on an annually compounded basis from inception and will be due on or before the revised maturity date of the underlying debt.

4. You both agree to waive the current default on your unsecured notes, which due dates were fifty percent on June 30, 1995 and fifty percent on December 31, 1995.
5. We will transfer to you for no additional monetary consideration all BFI's or Management's rights to invest in the sports entity with the exception of any rights held by Marc Silverman, as to which we cannot make a commitment, and one-half of the

AGREEMENT
October 16, 1995
Page 2

              Company's 7-1/2% warrants in the sports entity will be sold to each of you for $1.00, it being agreed that such rights and warrants have no determinable value at present.

6. As Directors you each will receive fees of $2,000 per month plus reasonable out-of-pocket expenses in connection with your duties as Board members.

PLEASE INDICATE YOUR PREFERENCE AS TO THE OPTIONS OFFERED HEREBY, BY INITIALING NEXT TO YOUR CHOICE:

Burton Kanter:        X    Option to purchase 75,000 shares of Common Stock at
                     ---   an exercise price of $2.50 per share.


                     --- Option to purchase 125,000 shares of Common Stock at an exercise price of $5.00 per share.

Elliot Steinberg:     X    Option to purchase 75,000 shares of Common Stock at
                     ---   an exercise price of $2.50 per share.


                     --- Option to purchase 125,000 shares of Common Stock at an exercise price of $5.00 per share.


If you are in agreement with the foregoing, please return a signed counterpart copy of this letter to the undersigned by facsimile no later than 7:00 PM (Mountain Time) today. Should you fail to do so, the foregoing offer is void..


AGREED TO:                                AGREED AND ACCEPTED:

BIOFACTORS, INC.

 /s/ Douglas S. Zorn                       /s/ Burton Kanter (by fEGS)
-----------------------------------       -------------------------------------
        Douglas S.  Zorn                             Burton Kanter
   Executive Vice President & COO
        October 16, 1995                               10/16/95
                                                     -----------
                                                        Date

                                          AGREED AND ACCEPTED:

                                            /s/ Elliot Steinberg
                                          -------------------------------------
                                                           Elliot Steinberg
                                                               10/16/95
                                                           ----------------
                                                                 Date

                                   AMENDMENT


                 This Amendment (this "Amendment") is entered into as of July 16, 1996, by and among BioFactors, Inc., a Delaware corporation (the "Company"), Esmond Goei, Douglas Zorn, Burton Kanter and Elliot Steinberg and amends that certain Agreement (the "Agreement") dated October 16, 1995, by and among the Company, Burton Kanter and Elliot Steinberg (the "original parties"). A true and correct copy of the Agreement is attached hereto and made a part hereof.

                 In consideration of the mutual promises contained herein, the parties agree as follows:

1. Amendments. The original parties hereby agree to amend the Agreement as follows:

                        a. Paragraph 1 of the Agreement is amended in its entirety as

                 "1.      The Company will grant to each of Burton Kanter and
                 Elliot Steinberg 75,000 options with an exercise price of $0.50 per share. The option agreements shall contain a provision that the options will be fully transferable, which in the case of the options granted to Mr. Kanter have been transferred. Half of these options shall vest immediately and the remaining fifty percent shall vest on the earlier of one year from the date of grant or the grantee's resignation from the Company's Board of Directors for reasons other than his own misconduct. The Company, Burton Kanter and Elliot Steinberg will execute and deliver the Company's standard form option agreement with appropriate changes to reflect the terms herein."

                        b. Paragraph 2 of the Agreement is amended in its entirety as follows:

                 "2.      The Parties hereby agree that the principal of the
                 Company's unsecured notes held by Elliot Steinberg (being $247,660 principal amount) and by Walnut Capital, an affiliate of Burton Kanter (being $54,850 principal amount) (the "Unsecured Debt") shall be paid in full from the proceeds of the underwritten initial public offering of the Company's common stock (the "IPO"). If the IPO has not taken place by December 31, 1996, all outstanding principal and accrued interest shall be payable on that date."

                        c. Paragraph 3 of the Agreement is amended in its entirety as follows:

                 "3.      Interest on the Unsecured Debt shall be recomputed on
                 an annually compounded basis from inception and shall be due on the earlier of the consummation of the IPO or the revised maturity date (being December 31, 1996)."

                        d. Paragraph 6 of the Agreement is amended in its entirety as follows:

                 "6.      As of October 16, 1996, Messrs. Kanter and Steinberg
                 each will receive fees of $2,000 per month plus reasonable out-of-pocket expenses in connection with their duties as Directors of the Company, payment of which shall be deferred until the earlier of a bridge financing placed by Joseph Stevens & Company LP or October 31, 1996; provided, that such fees shall





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
                 terminate immediately upon such Director's resignation from the Board; further provided that as of July 16, 1996, such fees shall terminate and after that date Mr. Kanter shall be compensated pursuant to the fee schedule established for non-employee Directors, being $1,000 per Board meeting at which personal attendance is required and $250 per telephonic Board meeting or and committee meeting not part of, or immediately preceding or following a scheduled board meeting, which fee schedule shall take effect upon the consummation of the IPO."

                         e.     A new Paragraph 7 is added as follows:

                 "7.      The Company will issue to each of Messrs.  Kanter and
                 Steinberg, 25,000 fully-paid, non- assessable shares of its Common Stock as supplemental fees for their extraordinary services as Directors of the Company during 1995."

                         f.     A new Paragraph 8 is added as follows:

                 "8.      Burton Kanter and Elliot Steinberg each hereby agree
                 to lock up any shares of common stock of the Company, including the shares of common stock of the Company issuable upon the exercise of any options or warrants now or hereafter held by them, for the period and pursuant to the other terms and conditions set forth in the form of lock-up agreement attached hereto and/or any future lock-up agreement in favor of an alternate underwriter of the Company's securities (an "Alternate Lock-up"), provided the duration of such Alternate Lock-up is less than or equal to the duration of the form of lock-up agreement attached hereto or such Alternate Lock-up has been signed by at least 90% of the Company's other stockholders, and to execute and deliver such form of lock-up agreement concurrent with the execution of this Amendment. Burton Kanter and Elliot Steinberg each further agree to cause each of their affiliates (in the case of Burton Kanter, being Walnut Capital Corporation and Antigua International Trust Ltd. as Trustee for Three B Burton Trust, and in the case of Elliot Steinberg, being W.S. Ventures) to agree to lock up any shares of common stock of the Company now or hereafter owned by such affiliates, including the shares of common stock of the Company issuable to them upon the exercise of any options or warrants now or hereafter held by them, for the period and pursuant to the other terms and conditions set forth in the form of lock-up agreement attached hereto and/or any future lock-up agreement in favor of an alternate underwriter of the Company's securities (an "Alternate Lock-up"), provided the duration of such Alternate Lock-up is less than or equal to the duration of the form of lock-up agreement attached hereto or such Alternate Lock-up has been signed by at least 90% of the Company's other stockholders, and to cause each such affiliate to execute and deliver such form of lock-up agreement concurrent with the execution of this Amendment (collectively, together with the lock-ups being delivered by Messrs. Kanter and Steinberg , the "Lock-ups")."





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2.               Release.

                                        a.               The Company, Douglas
Zorn and Esmond Goei for themselves and for their successors, representatives, assigns, and agents, hereby completely, unconditionally, and forever release, acquit and discharge Burton Kanter and Elliot Steinberg, and their respective heirs, successors, representatives, current and former employees, assigns and agents, of and from any and all actions, causes of action, debts, claims, demands, liabilities, losses, and damages of every kind and nature relating to the Agreement and this Amendment. Notwithstanding the foregoing, nothing contained herein shall constitute a release of Burton Kanter or Elliot Steinberg from the previous provisions of this Agreement.

                                        b.               Burton Kanter and
Elliot Steinberg for themselves and for their respective affiliates, successors, representatives, assigns, and agents, hereby completely, unconditionally, and forever release, acquit and discharge the Company, Douglas Zorn and Esmond Goei, and their respective officers, directors, heirs, successors, representatives, current and former employees, assign and agents, of and from any and all actions, causes of action, debts, claims, demands, liabilities, losses, and damages of every kind and nature relating to the Agreement and this Amendment. Notwithstanding the foregoing, nothing contained herein shall constitute a release of the Company, Douglas Zorn and Esmond Goei from the provisions of this Agreement.

3. Resignation. Elliot Steinberg hereby agrees to tender his resignation from the Company's Board of Directors concurrent with the execution of this Amendment, which resignation shall be effective as of the date hereof (the "Resignation").

4. Governing Law. The parties hereto agree that this agreement will be construed and enforced in accordance with the laws of the State of Colorado.

5. Construction of Waiver. The Agreement shall be deemed amended only to the extent set forth herein and remains in full force and effect.

6. Counterparts. This Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

7. Deadline. This Amendment shall be null and void unless fully executed and, together with the Lock-ups and the Resignation, received in the offices of the Company by 10:00 a.m. (mountain time) Tuesday, July 23, 1996.

              [The rest of this page is intentionally left blank.]





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to Agreement to be duly executed as of the day and year first above written.


                                       BIOFACTORS, INC.



                                       By:/s/ Esmond Goei
                                          -------------------------------------
                                          President and Chief Executive Officer



                                           /s/ Burton Kanter
                                          -------------------------------------
                                          Burton Kanter



                                          /s/ Elliot Steinberg
                                          -------------------------------------
                                          Elliot Steinberg



                                          /s/ Esmond Goei
                                          -------------------------------------
                                          Esmond Goei



                                          /s/ Douglas Zorn
                                          -------------------------------------
                                          Douglas Zorn





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